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                                                      Exhibit 8.1



                                August 10, 1998


Credit Suisse First Boston Mortgage Securities Corporation
11 Madison Avenue
New York, NY 10010

Ladies and Gentlemen:

  We have advised Credit Suisse First Boston Mortgage Securities Corporation (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of its Conduit Mortgage and Manufactured Housing Contract Certificates, issuable in series (the "Certificates"). In connection therewith we have reviewed the description of selected federal income tax consequences to holders of the Certificates that appears under the heading "Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-3 filed on May 20, 1998 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion, to the extent the description is a discussion of law or legal conclusions, such description is true and correct in all material respects.

  This opinion is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Certificates as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates series of Certificates with numerous different characteristics, the particular characteristics of each series of Certificates must be considered in determining the applicability of this opinion to a particular series of Certificates.

  In reaching the conclusions set forth herein, we have reviewed, relied upon, and assumed full compliance with the Agreement (as that term is defined in the Prospectus) and such other documents that we have deemed necessary or appropriate as a basis for the opinion contained herein. With your permission, we have further assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties made in conferences or contained in the records, documents, instruments and certificates we have reviewed; (d) the due authorization, execution, and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid and binding effect thereof on such parties;
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and (e) the absence of any agreements or understandings among any other parties not contemplated by the aforementioned transaction documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

     We express no opinion as to the law of any jurisdiction other than the federal income tax laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein, as supplemented by the prospectus supplement relating to a series of Certificates. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, (including this opinion) as an exhibit or otherwise.


                               Very truly yours,

                               /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                               ORRICK, HERRINGTON & SUTCLIFFE LLP

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